SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 15, 2008

MASSBANK Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15137	04-2930382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number

123 Haven Street, Reading, Massachusetts 01867

(Address of principal executive offices)

(781) 662-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor for Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking information, including information concerning MASSBANK Corp., (the “Company”) and expectations concerning the acquisition of the Company by Eastern Bank Corporation (the “Acquisition”). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning the Company’s belief, expectations or intentions concerning the Company’s future performance and the likelihood that the Acquisition will in fact occur in a timely manner. These statements reflect the Company’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties relating to the Acquisition, including obtaining all requisite regulatory approvals in a timely fashion, absence of a material adverse effect on the Company, satisfaction of all other conditions to the Acquisition and timely closing of the Acquisition by both parties.

ITEM 8.01.	Other Events.

On July 16, 2008, the Company issued a press release announcing that its stockholders had approved the merger agreement by which Eastern Bank Corporation will acquire the Company. Completion of the merger is subject to, among other things, receipt of all required federal and state regulatory approvals.

Also on July 16, 2008, the Company announced a quarterly cash dividend on its common stock of $0.29 per share. This dividend will be payable on the earlier of August 12, 2008 or the date immediately preceding the closing of the merger with Eastern Bank Corporation to stockholders of record at the close of business on July 29, 2008.

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

99.1	Press Release issued by MASSBANK Corp. on July 16, 2008*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSBANK CORP.

Date: July 16, 2008

By:  /s/    Reginald E. Cormier

        Name:  Reginald E. Cormier

        Title:  Sr. VP., Treasurer and CFO

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by MASSBANK Corp. on July 16, 2008*

*	Filed herewith.

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